Share Surrender and Cancelation Agreement

This Share Surrender and Cancelation Agreement (the “Agreement”), dated as of March 8, 2010, is entered into by Cascade Technologies Corp., a Wyoming corporation (the “Issuer”), and Crest Capital Corp. (“Holder”), a Belize corporation.

Recitals

Whereas Holder is the holder of 150,000,000 shares (the “Holder’s Shares”) of the Issuer’s common sock, no par value (the “Common Stock”).

Whereas the Issuer has evaluated certain business opportunities and potential acquisitions and the Issuer and Holder have determined that for the Issuer to pursue such transactions it will be necessary and appropriate for the Issuer to be prepared to implement a restructuring of its issued and outstanding Common Stock.

Whereas the Issuer has negotiated an Agreement and Plan of Merger (the “Merger Agreement”) with Spectral Molecular Imaging, Inc., a Nevada corporation (“SMI”), pursuant to which the Issuer will acquire SMI and pursuant to which the Issuer and Holder will effect a restructuring of the Issuer’s outstanding Common Stock, including as referenced in Schedule 6.7 to the Merger Agreement.

Whereas the Issuer and Holder have agreed on certain parameters of transactions related to the those contemplated in the Merger Agreement, including (a) the issuance sale of 6,659,949 of Holder’s Shares to certain purchasers (the “Sold Shares”), (b) the tender to a third party of the 143,340,051 of the Holder’s Shares remaining after sale of the Sold Shares (the “Tendered Shares”), for possible future surrender to the Issuer for cancelation, and (c) a possible future stock dividend to holders of the Issuer’s Common Stock (the “Dividend”).

Whereas Holder will sell all of the Sold Shares and Holder anticipates that the Tendered Shares will be surrendered to the Issuer at a future date for cancelation.

Agreement

Now, Therefore, in consideration of the foregoing and of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Tender of Common Stock and Holder Release

1.1 Common Stock.  Upon the terms and conditions set forth in this Agreement, Holder hereby irrevocably tenders to International Securities Group Inc. (“ISG”), as agent for Holder, the Sold Shares and the Tendered Shares, with the Sold Shares to be sold and transferred as instructed by Holder and with the Tendered Shares to be surrendered to the Issuer, not less than one nor more than five business days following the Effective Time of the Merger (as such terms are defined in the Merger Agreement), for cancelation.  ISG agrees to hold and administer the Sold Shares and the Tendered Shares as hereby instructed by Holder, including future instruction as to the parties to receive transfer of the Sold Shares.  In the event the Effective Time has not occurred on or before March 31, 2010, ISG will re-deliver the Sold Shares and the Tendered Shares back to Holder.  Holder agrees that the Tendered Shares shall be canceled by the Issuer upon tender to the Issuer by ISG in accordance with this Agreement   It is the specific intent of Holder and the Issuer that any such cancelation will include shares of capital stock, if any, issued or issuable in respect of Tendered Shares in connection with the Dividend (such that for purposes of this Agreement the term “Tendered Shares” will, as the context requires, include the original Tendered Shares and any such shares of capital stock issued as a Dividend in respect thereof).  The effective time of cancelation of the Tendered Shares is referred to herein as the “Cancelation Time.”

1.2 New Certificate for Unsurrendered Shares.  Issuer agrees that, at the Cancelation Time, the Issuer will issue to Holder or to such person(s) as are designated by Holder a new certificate or certificates representing any of Holder’s Shares that do not constitute either Sold Shares or Tendered Shares.

1.3 Holder Release.  Upon the terms and conditions set forth in this Agreement and effective as of the Cancelation Time, Holder hereby forever releases and discharges the Issuer, and each and all of its predecessors, successors, parents, and subsidiaries, and each and all of its present and former employees, agents, representatives, officers, directors, shareholders, attorneys, insurers, or reinsurers, and any other person, firm, partnership, company or corporation now, previously, or hereafter expressly and formerly affiliated in any manner with any of the above (the “Issuer Released Parties”) from any and all claims, obligations, damages, and liabilities, in law or equity, whether or not known, suspected or claimed, direct or indirect, fixed or contingent, whether now existing or hereafter arising, that relate to, arise from, are connected with, or in any manner concern the Tendered Shares, but specifically excluding any and all claims and obligations preserved and continued with respect to the Sold Shares (the “Issuer Released Claims”).

1.3.1 Holder expressly acknowledges and understands that the Issuer Released Claims include, without limitation, any and all claims or causes of action against the Issuer Released Parties based on theories of alter ego, principal-agent, conspiracy, successor liability, fraudulent conveyance law, or the like.

1.3.2 Holder acknowledges that it is familiar with the provisions of law that provide that a general release does not extend to claims which the creditor does not know or expect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor (the “Limiting Principle”).

1.3.3 Holder acknowledges that it may have sustained damages, losses, costs, or expenses by reason of an act, failure to act, event, or matter that are presently unknown and unsuspected and that such damages, losses, costs, or expenses as may have been sustained may give rise to additional damages, losses, costs, or expenses in the future.  Nevertheless, Holder hereby expressly waives any and all rights it may have under the Limiting Principle, or under any other state or federal statute or common law principle of similar effect relating to the Issuer Released Claims.

1.3.4 Issuer acknowledges that the Holder’s Shares, including the Tendered Shares and the Sold Shares, constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and that the Sold Shares that will be represented by a new certificate, following the Cancelation Time, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

1.4 Issuer Release.  Upon the terms and conditions set forth in this Agreement and effective as of the Cancelation Time, the Issuer hereby forever releases and discharges Holder, and each and all of its predecessors, successors, parents, and subsidiaries, and each and all of its present and former employees, agents, representatives, officers, directors, shareholders, attorneys, insurers, or reinsurers, and any other person, firm, partnership, company or corporation now, previously, or hereafter expressly and formerly affiliated in any manner with any of the above (the “Holder Released Parties”) from any and all claims, obligations, damages, and liabilities, in law or equity, whether or not known, suspected or claimed, direct or indirect, fixed or contingent, whether now existing or hereafter arising, that relate to, arise from, are connected with, or in any manner concern any and all obligations of Holder owing to the Issuer that were in existence prior to the date hereof (the “Holder Released Claims”).

1.4.1 Issuer expressly acknowledges and understands that the Holder Released Claims include, without limitation, any and all claims or causes of action against the Holder Released Parties based on theories of alter ego, principal-agent, conspiracy, successor liability, fraudulent conveyance law, or the like.

1.4.2 Issuer acknowledges that it is familiar with the Limiting Principle.

1.4.3 Issuer acknowledges that it may have sustained damages, losses, costs, or expenses by reason of an act, failure to act, event, or matter that are presently unknown and unsuspected and that such damages, losses, costs, or expenses as may have been sustained may give rise to additional damages, losses, costs, or expenses in the future.  Nevertheless, the Issuer hereby expressly waives any and all rights it may have under the Limiting Principle, or under any other state or federal statute or common law principle of similar effect relating to the Holder Released Claims.

2. The Cancelation

Notwithstanding anything to the contrary contained herein, prior to the cancelation of the Tendered Shares, the Holder may designate a different number of Holder’s Shares that constitute Sold Shares.  The number of Holder’s Shares to be canceled (and to constitute Tendered Shares) and the effective time of cancelation of the Tendered Shares shall be the balance of Holder’s Shares that do not constitute Sold Shares.  In the event the Issuer determines to abandon the Merger it will notify ISG and Holder, it will not to cancel any of the Holder’s Shares.  The Issuer shall:

2.1 Promptly following their transfer deliver to Holder’s transferees, certificates representing the Sold Shares, each share to be registered in the name of such transferee and to be fully paid and nonassessable.

2.2 Following the Cancelation Time (if there shall be a cancelation of the Tendered Shares), deliver to Holder a receipt and acknowledgement for cancelation of the Tendered Shares.

3. Representations and Warranties

3.1 Representations and Warranties of the Issuer.  The Issuer hereby makes the following representations and warranties to and in favor of Holder as of the date hereof:

               3.1.1 Organization and Qualification.  The Issuer is a corporation duly incorporated and existing in good standing under the law of the State of Wyoming and has the requisite corporate power to own its properties and to carry on its business as now being conducted.  Issuer is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a material adverse effect.

               3.1.2 Authorization and Enforcement.  (i)  The Issuer has all requisite corporate power and authority to enter into and perform this Agreement and each of the other documents related hereto (collectively, with this Agreement, the “Transaction Documents”) (ii) the execution and delivery of each of the Transaction Documents, and the consummation by the Issuer of the transactions contemplated hereby and thereby, including the cancelation of the Tendered Shares and the issuance of the certificates representing the Sold Shares, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Issuer or its board of directors (or any committee or subcommittee thereof) or stockholders is required, (iii) each of the Transaction Documents to which it is a party and the certificates representing the Sold Shares has been or will be duly executed and delivered by the Issuer, (iv) each of the Transaction Documents constitutes or, in the case of the Sold Shares, upon issuance thereof as provided in this Agreement, will constitute a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application, and (v) the Holder’s Shares have been duly authorized and are validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances.

                                3.1.3 No Conflicts.  The execution, delivery and performance of each of the Transaction Documents by the Issuer and the consummation by the Issuer of the transactions contemplated hereby and thereby, including the cancelation of the Tendered Shares and issuance of certificates representing the Sold Shares, will not:

(a) conflict with, or result in a default (or an event that would constitute a default but for any requirement of notice or lapse of time or both) under, any document, agreement or other instrument to which the Issuer is a party or by which the Issuer is bound, or result in the creation or imposition of any lien, charge or encumbrance on any of the Issuer’s properties pursuant to (i) any law or regulation to which the Issuer or any of its property is subject, or (ii) any judgment, order or decree to which the Issuer is bound or any of its property is subject;

(b) result in termination or any impairment of any permit, license, franchise, contractual right or other authorization of the Issuer; or

(c) violate any law, order, judgment, rule, regulation, decree or ordinance to which the Issuer is subject or by which the Issuer is bound.

                                 3.1.4 Sold Shares.  The Sold Shares to be represented by a new certificate or certificates following their transfer to the transferees thereof will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

3.2 Representations and Warranties of Holder.  Holder hereby makes the following representations and warranties to and in favor of the Issuer as of the date hereof:

3.2.1 Issuer Released Claims.  Except for the Sold Shares to be represented by a new certificate(s) following the effective time of their transfer to the transferees thereof, the Issuer Released Claims represent the entire obligation owed by the Issuer to Holder.

3.2.2 Common Stock.  The Holder’s Shares represent the entire shares of Common Stock beneficially owned by Holder.

3.2.3 Organization and Qualification.  Holder is a corporation duly incorporated and existing in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted.  Holder is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a material adverse effect

3.2.4 Authorization and Enforcement.  (i)  Holder has all requisite power and authority to enter into and perform each of the Transaction Documents, (ii) the execution and delivery of each of the Transaction Documents, and the consummation by Holder of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of Holder or its directors (or any committee or subcommittee thereof) or shareholders is required, (iii) each of the Transaction Documents to which it is a party has been duly executed and delivered by Holder and (iv) each of the Transaction Documents constitutes or will constitute a valid and binding obligation of Holder, enforceable against Holder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

3.2.5 No Conflicts.  The execution, delivery and performance of each of the Transaction Documents by Holder and the consummation by Holder of the transactions contemplated hereby and thereby will not:

(a) conflict with, or result in a default (or an event that would constitute a default but for any requirement of notice or lapse of time or both) under, any document, agreement or other instrument to which Holder is a party or by which Holder is bound, or result in the creation or imposition of any lien, charge or encumbrance on any of Holder’s properties pursuant to (i) any law or regulation to which Holder or any of its property is subject, or (ii) any judgment, order or decree to which Holder is bound or any of its property is subject;

(b) result in termination or any impairment of any permit, license, franchise, contractual right or other authorization of Holder; or

(c) violate any law, order, judgment, rule, regulation, decree or ordinance to which Holder is subject or by which Holder is bound.

3.2.6 Restricted Securities.  Holder understands and acknowledges that:

(a) the issuance and sale of the Holder’s Shares was not registered under the Securities Act and the Holder’s Shares represent in excess of 90% of the issued and outstanding Common Sock, and, as such, the Holder’s Shares constitute restricted and control securities within the meaning of the Securities Act; the Sold Shares must be held indefinitely unless the Sold Shares are subsequently registered under the Securities Act or an exemption from such registration is available, and the Issuer is under no obligation to register the Shares; Holder is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering, subject to the satisfaction of certain conditions;

(b) the certificates representing the Sold Shares will be stamped with the a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SAID REGISTRATION IS NOT REQUIRED.

(c) The Issuer will make a notation in its records and with any transfer agent for its Common Stock of the aforementioned restrictions on transfer and legends.

3.2.7 Accredited Investor Status; Sophisticated Purchaser.  Holder is an “accredited investor” with respect to the Sold Shares and the Tendered Shares as that term is defined in Rule 501(a) of Regulation D under the Securities Act.  Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Tendered Shares and the Sold Shares.

3.2.8 Information.  Holder has been furnished with all materials relating to the business, finances and operations of the Issuer that have been requested and materials relating to the cancelation of the Tendered Shares and retention of the Sold Shares which have been requested by Holder.  Holder has been afforded the opportunity to ask questions of the Issuer.  Neither such inquiries nor any other due diligence investigations conducted by Holder or its representatives shall modify, amend or affect Holder’s right to rely on the Issuer’s representations and warranties contained in Section 3.1 hereof.  Holder understands that its surrender of the Tendered Shares for cancelation and retention of the Sold Shares involves a high degree of risk.  Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its surrender of the Tendered Shares for cancelation and retention of the Sold Shares.

3.2.9 Investment Representation.  Holder is disposing of the Tendered Shares and transferring the Sold Shares for its own account and held such shares without a view to distribution in accordance with applicable securities laws.  Holder has been advised and understands that none of the Holder’s Shares have been registered under the Securities Act or under the “blue sky” laws of any jurisdiction and the Sold Shares may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available.  Holder has been advised and understands that the Issuer, in effecting the surrender and cancelation of the Tendered Shares and the re-issuance of the Sold Shares, is relying upon, among other things, the representations and warranties of Holder contained in this Section 3.2 in concluding that such transactions are a “non-public offering” and exempt from the registration provisions of the Securities Act.

4. Conditions Precedent to the Obligations of Issuer.  The obligations hereunder of the Issuer to accept the surrender of the Tendered Shares and cancel the Tendered Shares is subject to satisfaction, at the Cancelation Time, of each of the applicable conditions set forth below.  These conditions are for the Issuer’s sole benefit and may be waived by the Issuer at any time in its sole discretion.

4.1 Accuracy of Holder’s Representations and Warranties.  The representations and warranties of Holder will be true and correct in all material respects as of the date when made and as of the Cancelation Time, as though made at that time.

4.2 Performance by Holder.  Holder shall have performed all agreements and satisfied all conditions required to be performed or satisfied by Holder, including the delivery of the original of the certificate(s) representing the Holder’s Shares to the Issuer, at or prior to the Cancelation Time.

4.3 No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

5. Conditions Precedent to the Obligations of Holder.  The obligation hereunder of Holder to surrender and permit cancelation of the Tendered Shares is subject to satisfaction, at the Cancelation Time, of each of the applicable conditions set forth below.  These conditions are for the sole benefit of Holder and may be waived by Holder at any time in its sole discretion.

5.1 Accuracy of Issuer’s Representations and Warranties.  The representations and warranties of the Issuer will be true and correct in all material respects as of the date when made and as of the Cancelation Time, as though made at that time.

5.2 Performance by Issuer.  The Issuer shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Issuer, including the issuance of the Sold Shares to Holder and the delivery of the certificates therefor, at or prior to the Cancelation Time.

5.3 No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

6. Indemnification and Contribution

6.1 Indemnification.  From and after the Cancelation Time for a period of two years, each of the parties hereto (the “Indemnifying Party”) shall defend, indemnify and hold harmless the other party (and its directors, managers, officers, shareholders, members, employees, affiliates and assigns) (the “Indemnified Parties”) from and against any and all claims, liabilities, judgments, penalties, losses, costs, damages, demands and expenses, including attorneys’ fees (collectively, “Claims”) arising by reason of, or in connection with, any act or omission of a party which constitutes a breach of the Indemnifying Party’s representations and warranties contained in this Agreement.

6.2 Procedure.  In the event that the Indemnified Party may be entitled to indemnification hereunder with respect to any asserted claim of, or obligation or liability to, any third party, such party shall notify the Indemnifying Party thereof, describing the matters involved in reasonable detail.  The Indemnifying Party shall be entitled to assume the defense thereof upon written notice to the Indemnified Party; provided, however, that once the defense thereof is assumed by the Indemnifying Party, the Indemnifying Party shall keep the Indemnified Party advised of all developments in the defense thereof and in any related litigation, and the Indemnified Party shall be entitled at all times to participate in the defense thereof at its own expense.  Neither the Indemnifying Party nor the Indemnified party may compromise, settle, offer to compromise or offer to settle any Claim without the prior written consent of the other Party.

6.3 Contribution.  If the indemnification provided for in this Section 6 is unavailable to an Indemnified Party in respect of any Claims, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the parties in connection with the act or omissions which resulted in such losses, claims, damages, liabilities or expenses.

7. Miscellaneous

7.1 Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Wyoming without regard to the principles of conflict of laws.

7.2 Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile, signature.

7.3 Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

7.4 Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

7.5 Entire Agreement; Amendments; Waivers.  This Agreement supersedes all other prior oral or written agreements between the parties hereto, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of the parties makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the parties, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

7.6 Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt.  The addresses and facsimile numbers for such communications shall be as delivered by each party in writing at the Cancelation Time.  Each party shall provide five (5) days prior written notice to the other party of any change in address, telephone number or facsimile number.  Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, (b) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of all or part of the first page of such transmission or (c) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i) or (ii) above, respectively.

7.7 Successors and Assigns.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any permitted assignee.  No party hereto shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties, provided, however, that any such assignment shall not release the assignor from its obligations hereunder unless such obligations are expressly assumed by the assignee.

7.8 No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.9 Survival.  The representations, warranties and agreements of the parties contained in the Agreement shall survive the Cancelation Time.

7.10 Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.11 No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.12 Remedies.  Each party shall have all rights and remedies set forth in this Agreement and all rights and remedies which such parties have been granted at any time under any other agreement or contract and all of the rights which such parties have under any law.  Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Each party without prejudice may withdraw, revoke or suspend its pursuit of any remedy at any time prior to its complete recovery as a result of such remedy.

7.13 Fees and Expenses.  Each party shall pay its fees and expenses in connection with the transactions contemplated by this Agreement.

In Witness Whereof, the undersigned parties have executed this Share Surrender and Cancelation Agreement, through their duly authorized offices, as of the date first written above.

Crest Capital Corp.

By: /s/ Mark. C. Hulse
Name:  Mark C. Hulse
Title:  President

Cascade Technologies Corp.

By: /s/Jacqueline Danforth
Name:  Jacqueline Danforth
Title:  Secretary
Agreed and Accepted with respect
to Section 1.1 only:

International Securities Group Inc.

By: /s/ Caroline Winsor
Name: Caroline Winsor
Title:  Managing Partner